Exhibit 99.2

PIXODE GAMES LIMITED

CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(UNAUDITED)

AS OF AND FOR THE THREE MONTHS ENDED
MARCH 31, 2024

PIXODE GAMES LIMITED
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2024
(unaudited, in U.S. Dollars)

March 31, 2024
ASSETS
Current assets:
Cash	$169,883
Accounts receivable	16,501
Income tax receivable	55,122
Other current assets	18,552
Total current assets	260,058
Property and equipment, net	15,281
Deferred income tax asset	22,400
Operating lease right-of-use asset	86,632
Total noncurrent assets	124,313
Total assets	$384,371

LIABILITIES AND SHAREHOLDER’S DEFICIT
Current liabilities:
Accounts payable	228,307
Income tax payable	54,862
Accrued and other current liabilities	623,075
Operating lease liability	73,980
Long-term debt	7,854,677
Total current liabilities	8,834,901
Operating lease liability, noncurrent	12,650
Long-term debt, less current portion	50,000
Advance subscription agreement	1,337,500
Total noncurrent liabilities	1,400,150
Total liabilities	$10,235,051

Commitments and contingencies (Notes 7 and 12)

Shareholder’s deficit:
Ordinary share capital, £1.00 par value (1,000 shares authorized, issued, and outstanding	1,332
Additional paid-in capital	1,179,148
Accumulated other comprehensive loss	(82,592)
Accumulated deficit	(10,948,568)
Total shareholder’s deficit	(9,850,680)
Total liabilities and shareholder’s deficit	$384,371
The accompanying notes are an integral part of these condensed consolidated interim financial statements.

PIXODE GAMES LIMITED
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2024
(unaudited, in U.S. Dollars)

Three Months ended March 31, 2024
Net revenues	$30,362
Operating expenses:
Cost of revenues(1)	6,675
Selling and marketing	257,447
Research and development	169,014
General and administrative	84,970
Depreciation	2,387
Total operating expenses	520,493
Loss from operations	(490,131)
Other expenses, net:
Interest expense, net	(90,203)
Other expenses	(4,436)
Total other expenses, net	(94,639)
Loss before income taxes	(584,770)
Income tax expense	(4,169)
Net loss	$(588,939)
(1)Amounts exclude depreciation.
The accompanying notes are an integral part of these condensed consolidated interim financial statements.

PIXODE GAMES LIMITED
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)
FOR THE THREE MONTHS ENDED MARCH 31, 2024
(unaudited, in U.S. Dollars)

Three Months ended March 31, 2024
Net loss	$(588,939)
Other comprehensive loss:
Foreign currency translation adjustment	62,780
Comprehensive loss	$(526,159)

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

PIXODE GAMES LIMITED
CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDER’S DEFICIT
FOR THE THREE MONTHS ENDED MARCH 31, 2024
(unaudited, in US Dollars)

	Ordinary Shares		Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Shareholder’s Deficit
	Shares	Amount
Balance as of December 31, 2023	1,000	$1,332	$1,179,148	$(145,372)	$(10,359,629)	$(9,324,521)
Net loss	—	—	—	—	(588,939)	(588,939)
Foreign currency translation adjustment	—	—	—	62,780	—	62,780
Balance as of March 31, 2024	1,000	$1,332	$1,179,148	$(82,592)	$(10,948,568)	$(9,850,680)
The accompanying notes are an integral part of these condensed consolidated interim financial statements.

PIXODE GAMES LIMITED
CONDENSED CONSOLIDATED INTERIM STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2024
(unaudited, in US Dollars)

Three Months ended March 31, 2024
Cash flows from operating activities:
Net loss	$(588,939)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,387
Deferred income tax expense	—
Amortization of operating lease right-of-use asset	18,180
Changes in operating assets and liabilities:
Accounts receivable	3,503
Other current assets	13,245
Income tax receivable	4,213
Accounts payable	(55,124)
Accrued and other current liabilities	57,146
Operating lease liability	(18,179)
Net cash used in operating activities	(563,568)

Cash flows from financing activities:
Payments on long-term debt	(8,848)
Proceeds from advance subscription agreement	487,500
Net cash provided by financing activities	478,652

Effect of foreign currency translation adjustment on cash	(6,217)

Net change in cash	(91,133)
Cash at beginning of period	261,016
Cash at end of period	$169,883
The accompanying notes are an integral part of these condensed consolidated interim financial statements.

PIXODE GAMES LIMITED
NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(unaudited)
NOTE 1—BACKGROUND AND BASIS OF PRESENTATION
Organization and Description of Business
Pixode Games Limited (the "Company") was incorporated in the United Kingdom on January 21, 2016 as a private company and commenced its operations on the same day. The principal activity of the Company and its wholly-owned subsidiary, Pixode Israel Limited (incorporated in Israel), is the development and publishing of mobile and social games.
The Company’s registered office is 3rd Floor, Norfolk House, 106 Saxon Gate West, Milton Keynes, United Kingdom, MK9 2DN.
The Company’s condensed consolidated interim financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.
Asset Sale
On July 1, 2024, the Company sold substantially all its tangible and intangible assets to companies affiliated with PLAYSTUDIOS, Inc. (the “Asset Sale”). The Company’s assets were sold for $3.5 million cash paid at closing, and the Company may receive additional consideration, contingent upon the satisfaction of certain product and financial milestones as defined in the sales agreement, up to a maximum amount of $113.5 million.
As a result of the sale, the Company's operations will be significantly reduced. The Company does not expect to incur further research and development or selling and marketing expenses. Moving forward, the Company will focus on its remaining operations, primarily based in the United Kingdom, which will primarily consist of general corporate matters. The Israel entity is expected to become dormant. Proceeds from the sale will support the Company's operations and other general corporate purposes.
Management’s Plans Regarding the Financing of Future Operations
The Company prepares its condensed consolidated interim financial statements in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 205-40, Presentation of Financial Statements – Going Concern, which requires management to assess the Company’s ability to continue as a going concern within one year after the date the financial statements are issued.

The Company has incurred recurring net losses and negative cash flows from operating activities since inception and has an accumulated deficit of $10,948,568 as of March 31, 2024. Management believes with the existing financial resources as of March 31, 2024, the proceeds from the Asset Sale, and proper management of expenditures, the Company will have sufficient resources to sustain operations through September 2025. However, there can be no assurance that management will be successful in these efforts and, if the Company requires additional debt or equity financing, there is no assurance financing will be available at terms acceptable to the Company, if at all.
NOTE 2—SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation and Consolidation
The accompanying condensed consolidated interim financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The condensed consolidated interim financial statements include the accounts of the Company and its wholly-owned subsidiary. All intercompany balances and transactions have been eliminated upon consolidation.
The accompanying condensed consolidated interim financial statements and all adjustments that management believes are necessary for a fair presentation, as of and for the three months ended March 31, 2024, are in accordance with US GAAP.
Foreign Currency Translation and Transactions
The functional currency of the Company and its subsidiary is the applicable local currency. The translation of foreign currencies into U.S. dollars is performed for the subsidiary assets and liabilities using current foreign currency exchange rates in effect at the condensed consolidated balance sheet date and for revenue and expense accounts using average foreign currency exchange rates during the period. Capital accounts are translated at historical foreign currency exchange rates. Translation gains and losses are included in shareholder’s deficit as a component of accumulated other comprehensive loss. Adjustments that arise from foreign currency exchange rate changes on transactions, primarily driven by intercompany transactions, denominated in a currency other than the functional currency are included in “Other income (expense), net” in the Condensed Consolidated Statement of Operations.
Comprehensive Loss
The Company reports comprehensive loss, which includes the Company’s net loss as well as changes in equity from non-shareholder sources, as a separate component of shareholders’ deficit. In the Company’s case, the change in shareholder’s deficit from non-shareholder sources included in comprehensive loss is the cumulative foreign exchange translation adjustment.
Use of Estimates
The preparation of condensed consolidated interim financial statements in conformity with US GAAP requires the Company to make estimates and assumptions that affect the reported amounts in the condensed consolidated interim financial statements and notes thereto. Significant estimates and assumptions reflected in the Company’s condensed consolidated interim financial statements include the estimated consumption rate of virtual goods that is used in the determination of revenue recognition, useful lives of property and equipment, the expensing or capitalization of research and development costs for internal-use software, and assumptions used in accounting for income taxes. The Company believes the accounting estimates are appropriate and reasonably determined. Due to the inherent uncertainties in making these estimates, actual amounts could differ materially.
Risks and Uncertainties
The Company is subject to a number of risks associated with companies at a similar stage, including dependence on key individuals, competition from substitute services and larger companies, volatility of the industry, ability to obtain adequate financing to support growth, the ability to attract and retain additional qualified personnel to manage the anticipated growth of the Company, and general economic and political conditions.

Cash
Cash consists of amounts in demand deposits.
Accounts Receivable and Allowance for Credit Losses
The Company’s accounts receivable consist primarily of amounts due from social and mobile game platform operators, including Apple Inc. and Alphabet Inc., as well as advertising agencies. Accounts receivable are typically non-interest bearing and are initially recorded at invoiced amounts. The Company regularly reviews accounts receivable by considering current and expected economic conditions and the financial positions its customers. Accounts are written off when the Company deems them to be uncollectible. Recoveries of accounts previously written off are recorded when received. The Company reserves an estimated amount for receivables that may not be collected to reduce receivables to their net carrying amount, which approximates fair value. Methodologies for estimating the allowance for uncollectible amounts range from specific reserves to various percentages applied to aged receivables.
The Company accounts for credit losses in accordance with FASB ASC 2026-13, Financial Instruments – Credit Losses. The standard requires all entities to evaluate, on an ongoing basis, future expected credit losses for financial instruments recorded at amortized cost, including accounts receivable using the “expected credit loss methodology” under the current expected loss model (“CECL”). CECL requires credit losses to be measured and recognized based on historical experience, an evaluation of customer creditworthiness, and reasonably supportable forecasted conditions to determine collectability.
Property and Equipment
Items of property and equipment are measured at cost with the addition of direct acquisition costs, less accumulated depreciation. Cost includes amounts paid to acquire or construct the asset as well as any expenditure that substantially adds to the value of or significantly extends the useful life of an existing asset.
Depreciation of property and equipment is calculated by the straight-line method over the useful life of the assets, at the following annual rates:

Estimated Useful Life
Computer and peripheral equipment	3 years
Office furniture and equipment	6.67 years
Leasehold improvements	Lesser of estimated useful life or remaining lease term
Accounting for Impairment of Long-Lived Assets

Long-lived assets consist of property and equipment and the ROU asset. Long-lived assets are reviewed for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the assets are expected to generate. If assets are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds their fair value. If the Company reduces the estimated useful life assumption for any asset, the remaining unamortized balance would be depreciated or amortized over the revised estimated useful life.
Revenue Recognition
The Company determines revenue recognition in accordance with FASB ASC Topic 606, Revenues from Contracts with Customers, by:
•identifying the contract, or contracts, with a customer;
•identifying the performance obligations in each contract;
•determining the transaction price;
•allocating the transaction price to the performance obligations in each contract; and
•recognizing revenue when, or as, the Company satisfies performance obligations by transferring the promised goods or services.

Virtual Currency
The Company develops and operates free-to-play games which are downloaded and played on social and mobile platforms. Players may collect virtual currency free of charge through the passage of time or through targeted marketing promotions. Additionally, players can send free “gifts” of virtual currency to their friends through interactions with certain social platforms. Players may also purchase additional virtual currency through accepted payment methods offered by the platform. Once a purchase is completed, the virtual currency is deposited into the player’s account and is not separately identifiable from previously purchased virtual currency or virtual currency obtained by the player for free. Once obtained, virtual currency (either free or purchased) cannot be redeemed for cash nor exchanged for anything other than gameplay. When virtual currency is consumed in the games, the player could “win” and would be awarded additional virtual currency or could “lose” and lose the future use of that virtual currency. As the player does not receive any additional benefit from the games, nor is the player entitled to any additional rights once the player’s virtual currency is substantially consumed, the Company has concluded that the virtual currency represents consumable goods.
Players can earn loyalty points through a variety of activities, including but not limited to playing the Company’s games, engaging with in-game advertising, engaging with marketing emails, and logging into the game. The loyalty points can be redeemed for rewards offered by the Company’s rewards partners. There is no obligation for the Company to pay or otherwise compensate the Company’s rewards partners for any player redemptions under the Company’s rewards partner agreements. In addition, both paying and non-paying players can earn loyalty points. Therefore, the loyalty points earned by players are marketing offers and do not provide players with material rights. Accordingly, the loyalty points do not require any allocation to the transaction price of virtual currency.
Additionally, certain of the Company’s games participate in an additional program that ranks players into different tiers based on tier points earned during a given time frame. Tier points can be earned through a variety of player engagement activities including, but not limited to logging into the games, achieving multi-day log-in streaks, collecting hourly bonuses, and purchasing virtual currency bundles. Depending on the tier, players are granted access to special benefits at the Company’s discretion. Similar to loyalty points that are redeemable for real-world rewards, the tier points are not awarded as a result of a contract with a customer since both paying and non-paying players can earn these tier points. As a result, the tier points earned by players do not provide players with material rights and do not require any allocation to the transaction price of virtual currency.
The Company has the performance obligation to display and provide access to the virtual currency purchased by the Company’s player within the game whenever the player accesses the game until the virtual currency is consumed. Payment is required at the time of purchase and the transaction price is fixed. The transaction price, which is the amount paid for the virtual currency by the player, is allocated entirely to this single performance obligation.
As virtual currency represents consumable goods, the Company recognizes revenues as the virtual currency is consumed over the estimated consumption period. Since the Company is unable to distinguish between the consumption of purchased or free virtual currency, the Company must estimate the amount of outstanding purchased virtual currency at each reporting date based on player behavior. The Company recognizes revenues from in-game purchases of virtual currency over this estimated average period between when the virtual currency is purchased and consumed. If applicable, the Company records the unconsumed virtual currency in “Deferred revenue” and records the prepaid payment processing fees associated with the deferred revenue in “Other current assets”.
The Company continues to gather detailed player behavior and assess this data in relation to its revenue recognition policy. To the extent the player behavior changes, the Company may reassess its estimates and assumptions used for revenue recognition prospectively on the basis that the changes are caused by new factors indicating a change in player behavior patterns.
Advertising Revenue
The Company has contractual relationships with advertising service providers for advertisements within the Company’s games. Advertisements can be in the form of an impression, click-throughs, banner ads, or offers. Offers are advertisements where the players are rewarded with virtual currency for watching a short video. The Company has determined the advertising service provider to be its customer and displaying the advertisements within its games is identified as the single performance obligation. Revenues from advertisements and offers are recognized at a point in time when the advertisements are displayed, or when the player has completed the offer as the advertising service provider simultaneously receives and consumes the benefits provided from these services. The price can be determined by the applicable evidence of the arrangement, which may include a master contract or a third-party statement of activity.
The transaction price is generally the product of the advertising units delivered (e.g. impressions, videos viewed) and the contractually agreed upon price per advertising unit. Further, the price per advertising unit can also be based on revenue share percentages stated in the contract. The number of advertising units delivered is determined at the end of each month, so there is no uncertainty about the transaction price. Payment terms are stipulated as a specific number of days subsequent to end of the month, ranging from 45 to 60 days.
Principal Agent Considerations
The Company’s games are played on social and mobile third-party platforms for which the third parties collect monies from players and remit net proceeds after deducting payment processing fees. The Company is primarily responsible for providing access to the virtual currency, has control over the content and functionality of games before they are accessed by players, and has the discretion to establish the pricing for the virtual currency. Therefore, the Company concluded that it is the principal in these transactions and, as a result, revenues are reported gross of payment processing fees. Payment processing fees are recorded as a component of “Cost of revenues” in the Condensed Consolidated Statement of Operations.
The advertising networks act on the Company’s behalf when negotiating the advertising placements in the Company’s games and the Company receives a commission from the advertising network for the transaction with the third party. The advertising networks have control of the transaction price with its customers. Therefore, the Company concluded that it is the agent in these transactions and, as a result, reports its advertising revenues net of amounts retained by advertising service providers.
Cost of Revenues
Cost of revenues relates to direct expenses incurred to generate revenue from online and mobile games and is recorded as incurred. The Company’s cost of revenue consists primarily of payment processing fees, and hosting and data center costs related to operating its games. Payment processing fees consist of fees paid to third-party social and mobile platform operators. If applicable, other than the deferral of payment processing fees associated with deferred revenue, payment processing fees are expensed as incurred.
Leases
The Company accounts for its leases under FASB ASC Topic 842, Leases, which requires all entities that lease assets to capitalize the assets with terms of greater than twelve months and related liabilities on the condensed consolidated balance sheet. Leases are classified as either an operating or finance lease under ASC 842, with classification affecting the pattern of expense recognition in operations.
An operating lease right-of-use asset ("ROU asset") and operating lease liability are recognized at the lease commencement date and initially measured based on the present value of lease payments and lease incentives received over the defined lease term. The Company’s lease terms may include options to extend or terminate the lease. The Company assesses these options using a threshold of whether the Company is reasonably certain to exercise the option to extend or terminate the lease. For leases the Company is reasonably certain to renew, the option periods are included within the lease term and, therefore, the measurement of the ROU asset and lease liability. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company’s facility lease agreement does not contain any restrictions or covenants.
The implicit interest rate is used to determine the present value of future lease payments when readily determinable. As most operating leases do not provide an implicit interest rate, the Company uses its estimated incremental borrowing rate based upon the capital structure of the Company and other information available at the lease commencement date in determining the present value of lease payments. The operating lease ROU assets also include any prepaid lease payments made and are net of any lease incentives. The Company does not record an ROU asset or lease liability for operating leases with a term of twelve months or less unless the lease provides an option to purchase the asset at the end of the lease term or an option to extend the lease longer than twelve months that management is reasonably certain to exercise.
Fair Value Measurements
The carrying amounts of the Company’s financial instruments, including accounts receivable, accounts payable, and accrued and other current liabilities, approximate fair value because of their short-term maturities.
According to FASB ASC Topic 820, Fair Value Measurement, fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants as of the measurement date. The fair value hierarchy establishes three tiers, which prioritize the inputs used in measuring fair value as follows:
Level 1—Observable inputs, such as quoted prices in active markets for identical assets or liabilities;
Level 2—Inputs, other than quoted prices in active markets, that are observable either directly or indirectly, for substantially the full term of the financial instrument; and
Level 3—Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.
Entities are permitted to choose to measure certain financial instruments and other items at fair value. The Company has not elected the fair value measurement option for any of the Company’s assets or liabilities that meet the criteria for this election.
Selling and Marketing Expenses
Selling and marketing expenses consist of compensation, employee benefits, and Internet advertising costs. Fees paid to third parties and merchants for new customer referrals are also included in selling and marketing expenses. Costs associated with the Company’s advertising are expensed as incurred, and are included in selling and marketing expenses.
Advertising expense for our games for the three months ended March 31, 2024 was $92,889.
Research and Development Expenses
The Company incurs various direct costs in relation to the development of future social and mobile games along with costs to improve current social and mobile games. Research and development costs consist primarily of consulting fees. The Company evaluates research and development costs incurred to determine whether the costs relate to the development of software and are, therefore, qualified to be capitalized under FASB ASC Topic 350-40, Intangible - Goodwill and Other, Internal-Use Software. The Company expenses all research and development costs as incurred.
Income Taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740, Income Taxes, which requires recognition of deferred income tax assets and liabilities for the expected future tax consequences of events that have been included in its condensed consolidated interim financial statements or income tax returns. Under ASC 740, the Company determines deferred income tax assets and liabilities based on the temporary difference between the condensed consolidated interim financial statements and tax bases of assets and liabilities using the enacted income tax rates in effect for the year in which it expects the differences to be recovered or settled. The Company establishes a valuation allowance based on the weight of the available positive and negative evidence to reduce deferred income tax assets to the amount that is more likely than not to be realized.
The Company accounts for uncertain tax positions in accordance with ASC 740, which requires companies to adjust their condensed consolidated interim financial statements to reflect only those tax positions that are more likely than not to be sustained upon examination by taxing authorities based on the technical merits of the issue. ASC 740 prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain income tax positions taken or expected to be taken in income tax returns. The Company recognizes interest and penalties related to unrecognized income tax benefits in the provision for income taxes. As of March 31, 2024, there were no uncertain tax positions.
The Company elected to account for the impact of the global intangible low-taxed income (“GILTI”) inclusion and base erosion anti-avoidance tax (“BEAT”) based on the period cost method.
NOTE 3—RELATED PARTY TRANSACTIONS
As of and for the three months ended March 31, 2024 the Company has the following related party transactions:

Related party	Nature of Relationship	Description	Financial statement caption	March 31, 2024
Condensed Consolidated Balance Sheet
Apliko Ltd.	Shareholder	Working capital	Long-term debt	$7,754,677
Adept Marketing Ltd.	Entity affiliated with key management	Leased asset	Operating lease right-of-use asset	$86,632
			Operating lease liability	$86,630
Sandler-Backner Group Ltd.	Entity affiliated with key management	Working capital	Long-term debt Long-term debt, less current portion	$150,000

Condensed Consolidated Statement of Operations
Adept Marketing Ltd.	Entity affiliated with key management	Rent and other facilities expenses	Sales & marketing expenses General & administrative expenses	$21,851
Or Reznitsky	Key Management	Contractor services	Selling & marketing expenses	$51,451
Kinoa Labs Ltd.	Entity affiliated with shareholder	Software development services	Research & development expenses	$12,310

NOTE 4—OTHER CURRENT ASSETS
Other current assets consist entirely of value-added tax receivables.

NOTE 5—PROPERTY AND EQUIPMENT, NET
Property and equipment consist of the following:

March 31, 2024
Computer equipment and peripherals	$28,816
Office furniture and equipment	5,668
Leasehold improvements	4,841
39,325
Less: accumulated depreciation	(24,044)
Total property and equipment, net	$15,281
NOTE 6—ACCRUED AND OTHER CURRENT LIABILITIES
Accrued and other current liabilities consist of the following:

March 31, 2024
Accrued interest	$533,688
Accrued payroll and vacation	18,659
Other current liabilities	70,728
Total other current liabilities	$623,075
NOTE 7—OPERATING LEASE
The Company leases its office facility under a non-cancelable operating lease agreement expiring on May 31, 2025. Under the terms of the agreement, the Company is responsible for certain insurance, property tax, and maintenance expenses.
The facility lease has been classified as an operating lease under ASC 842. The ROU asset is being amortized ratably over the term of the lease. Lease expense under the operating lease, including interest on the operating lease liability, was $19,089 for the three months ended March 31, 2024. The lease liability is collateralized by the leased facility.

Condensed consolidated balance sheet information related the to operating lease is as follows:

March 31, 2024
Operating lease right-of-use asset, net	$86,632

Operating lease liability, current	73,980
Operating lease liability, noncurrent	12,650
Operating lease liability, total	$86,630

Remaining lease term, years	1.2
Discount rate	4.5%

Operating lease liability maturities are as follows:

Year ending December 31,	Operating Lease
Remaining 2024	$57,190
2025	31,772
Thereafter	—
Total undiscounted cash flows	$88,962
Less: imputed interest	$2,332
Total lease liability	$86,630
As of March 31, 2024, the Company did not have any additional operating leases that have not yet commenced.
NOTE 8—DEBT
The Company has the following current and noncurrent borrowings as of March 31, 2024:

March 31, 2024
Long-term debt, current	7,854,677
Long-term debt, noncurrent	50,000
Total borrowings	$7,904,677
Sandler-Backner Loan Agreements
In 2021, the Company’s subsidiary entered in loan agreements with Sandler - Backner Group Ltd. (collectively, the “SB Loan Agreements”) to provide for funding of working capital of $150,000. The maturity dates of the SB Loan Agreements are January 1, 2025 for $100,000 and September 14, 2025 for $50,000.
The interest rate on the borrowings are the minimum interest required under the Israeli law. As of March 31, 2024, the interest rate was 5.18%. For the three months ended March 31, 2024, the Company recorded $1,912 of interest expense related to the SB Loan Agreements.
As of March 31, 2024, the Company had an outstanding balance of $150,000 under the SB Loan Agreements and $13,142 of accrued interest included in accrued and other current liabilities.
Facility Agreement with Apliko Ltd.
On February 22, 2022, the Company and its sole shareholder, Apliko Ltd., entered into an Intra-Group Facility Agreement (the “Facility Agreement”). Borrowings under the Facility Agreement may be borrowed, repaid and re-borrowed, and are available for working capital and other activities in support of the execution of the Company’s business plan.
The interest rate on the borrowings under the Facility Agreement are 4.5% per annum. For the three months ended March 31, 2024, the Company recorded $88,291 of interest expense related to the Facility Agreement. As of March 31, 2024, the Company recorded $520,544 of accrued interest under the Facility Agreement.
As of March 31, 2024, the Company had an outstanding balance of $7,754,677 under the Facility Agreement.

Subsequent to March 31, 2024, the Company repaid $25,500 of the Facility Agreement. On July 1, 2024, the Company converted the remaining balance of the Facility Agreement into 61,834 ordinary shares of the Company.
NOTE 9—ADVANCE SUBSCRIPTION AGREEMENTS
Commencing on October 2, 2023, the Company initiated an equity financing round of up to $3,000,000, as amended, through the Advance Subscription Agreement (“ASA”) program. The funds raised under the ASA were to be used for general working capital or for raising additional capital. The funds raised under the ASA were to be automatically converted into ordinary shares of the Company under certain circumstances, such as a next round financing, sale or initial public offering, or dissolution event, at a predetermined conversion rate.
Subsequent to March 31, 2024, the Company raised an additional $324,500 under the ASA program under the same terms as the previous funds raised.
In connection with the PLAYSTUDIOS, Inc. asset sale on July 1, 2024, all financial interests held by the ASA holders were converted into ordinary shares of the Company.
NOTE 10—NET REVENUES
The following table summarizes the Company’s net revenues disaggregated by type, and by over time or point in time recognition:

Three Months Ended March 31, 2024
Virtual currency (over time)	$23,328
Advertising (point in time)	7,034
Total net revenues	$30,362
The following table summarizes the Company’s net revenues disaggregated by geography:

Three Months Ended March 31, 2024
United States	$20,936
All other countries	9,426
Total net revenues	$30,362
NOTE 11—INCOME TAXES
For the three months ended March 31, 2024, Pixode Israel recorded an income tax expense of $4,169. The effective tax rate of Pixode Israel is 23% due to no material permanent differences between pre-tax book income and estimated taxable income. It is more likely than not that the Company will not realize certain foreign deferred tax assets as of March 31, 2024. As such, the Company continues to maintain a valuation allowance against certain foreign net deferred tax assets as of March 31, 2024.

NOTE 12—COMMITMENTS AND CONTINGENCIES
From time to time, the Company may become a party to a variety of claims, lawsuits, and proceedings which arise in the ordinary course of business, including claims of alleged infringement of intellectual property rights. The Company records a liability when it believes it is probable that a loss will be incurred, and the amount of loss or range of loss can be reasonably estimated. Given the unpredictable nature of legal proceedings, the Company bases its estimate on the information available at the time of the assessment. As additional information becomes available, the Company may reassess the potential liability and may revise the estimate. Management believes the Company is not presently a party to any litigation the outcome of which, it believes, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on its business, operating results, or financial condition. As a result, no liability for potential future claims has been recorded as of March 31, 2024.
From time to time, in the normal course of business, the Company may indemnify other parties, with which it enters into contractual relationships, including customers, lessors and parties to other transactions with the Company. The Company may agree to hold other parties harmless against specific losses, such as those that could arise from a breach of representation, covenant or third-party infringement claims. It may not be possible to determine the maximum potential amount of liability under the indemnification agreements due to the unique facts and circumstances that are likely to be involved in each particular claim and indemnification provision. However, there have been no indemnification claims through March 31, 2024. Management believes potential future liabilities related to indemnification claims, if any, would not be material to the financial statements. As a result, no liability for potential claims has been recorded as of March 31, 2024.
NOTE 13—SHAREHOLDER’S DEFICIT
Ordinary Shares
The holders of ordinary shares are entitled to receive dividends out of the funds legally available at the times and in the amounts determined by the Company’s Board of Directors. Each holder of ordinary shares is entitled to one vote for each share of ordinary share held. In the event of a liquidation event and after all creditors debts have been fully satisfied, the remaining assets of the Company available for distribution to its shareholders, if any, will be distributed to the holders of ordinary shares ratably in proportion to the number of ordinary shares then held by each holder. None of the Company’s ordinary shares are entitled to preemptive rights and neither are subject to redemption.
NOTE 14—SUBSEQUENT EVENTS
The Company evaluated subsequent events through September 16, 2024, the date the condensed consolidated interim financial statements were available to be issued.